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                               Filed Under Rule 424(b)(2)
                               Registration File No. 333-19263

PRICING SUPPLEMENT NO. 5
Dated July 21, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                    Medium-Term Notes, Series E


     This Pricing Supplement describes our sale of Notes through Lehman Brothers, as agent.

Principal
Amount:                           $25,000,000

Interest
Rate:                                   6.66%

Original
Issue Date:                           7/22/97

Stated
Maturity:                           5/01/2006

Price
to Public:                        $25,000,000

Agent's
Commission:                          $137,500

Net Proceeds
to Company:                       $24,862,500

     We  registered  $200 million  of  Notes.  Including the  $25 million of Notes described above, we have issued $135 million, so
$65 million remains available for us to issue.